UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017

INVENSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35269	01-0789977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1745 Technology Drive, Suite 200

San Jose, CA 95110

(408) 501-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 17, 2017, InvenSense, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at its offices in San Jose, California. As of the close of business on March 23, 2017, the record date, there were 95,594,793 shares issued, outstanding and eligible to vote at the Special Meeting.

At the Special Meeting, the stockholders of the Company voted on and approved the following three proposals, with the final results included below:

Proposal 1: To adopt the Agreement and Plan of Merger, dated as of December 21, 2016, as it may be amended from time to time, entered into by and among the Company, TDK Corporation and TDK Sensor Solutions Corporation, an indirect wholly owned subsidiary of TDK Corporation, pursuant to which the Company would be acquired by TDK Corporation (the “Merger Proposal”).

For	Against	Abstain
55,036,708	752,578	177,040

Proposal 2: To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger.

For	Against	Abstain
52,085,372	3,324,193	556,761

Proposal 3: To approve the postponement or adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

For	Against	Abstain
51,663,812	4,012,198	290,316

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2017

INVENSENSE, INC.

By:	/s/ Behrooz Abdi
Behrooz Abdi
Chief Executive Officer

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